Exhibit 99.3

Selectica, Inc.

Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations

(in thousands, except per share data)

	Historical Statement of Operations Information		Pro Forma
	Selectica, Inc.	b-pack, SAS	Adjustments	Notes	Combined
	Twelve Months Ended
Revenues:	March 31, 2015	December 31, 2014
Recurring revenues	$16,207	$2,876	(201)	(2)	$18,882
Non-recurring revenues	4,670	3,180	(41)		7,809
Total revenues	20,877	6,056	(242)		26,751

Cost of revenues:
Cost of recurring revenues	5,026	558	352	(1)	5,936
Cost of non-recurring revenues	7,277	1,350			8,627
Total cost of revenues	12,303	1,908	352		14,563

Gross profit:
Recurring gross profit	11,181	2,318			12,946
Non-recurring gross profit / (loss)	(2,607)	1,830			(818)
Total gross profit	8,574	4,148			12,128

Operating expenses:
Research and development	3,713	1,793			5,506
Sales and marketing	12,697	611	388	(1)	13,696
General and administrative	8,788	1,400	-		10,188
Total operating expenses	25,198	3,804	388		29,390
Income / (loss) from operations	(16,624)	345	(982)		(17,261)

Other income (expense), net	(72)	43			(29)
Income / (loss) before provision for income taxes	(16,696)	388	(982)		(17,290)

Benefit / (provision) for income taxes	2,950	(123)			2,827
Net income/(loss)	$(13,746)	$265	$(982)		$(14,463)

Net income attributed to non-controlling interest	-	50

Net income / (loss) attributed to Selectica, Inc	$(13,746)	$215	$(982)		$(14,463)
Redeemable preferred stock accretion	3,691	-			3,513

Net income / (loss) attributable to common stockholders	$(17,437)	$215	$(982)		$(17,976)

Basic and diluted net loss per common share attributable to common stockholders	$(1.89)	$-			$(1.99)

Weighted-average shares of common stock used in computing basic and diluted net loss per share attributable to common stockholders	7,277	-			7,277

(1) To recognize amortization expense related to identified intangible assets recognized as part of the purchase price allocation.

(2) To reduce revenue that is equivalent to the monthly amortization of deferred revenue adjustment.

Selectica, Inc.

Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations

(in thousands, except per share data)	Historical Statement of Operations Information		Pro Forma
	Selectica, Inc.	b-pack, SAS	Adjustments	Notes	Combined
	Three Months Ended
Revenues:	June 30, 2015

Recurring revenues	$5,095	$1,249		(2)	$6,344
Non-recurring revenues	1,120	926			2,046
Total revenues	6,215	2,175			8,390

Cost of revenues:
Cost of recurring revenues	1,430	379	88	(1)	1,897
Cost of non-recurring revenues	1,477	540			2,017
Total cost of revenues	2,907	919	88		3,913

Gross profit:
Recurring gross profit	3,665	870			4,447
Non-recurring gross profit / (loss)	(357)	386			29
Total gross profit	3,308	1,256			4,477

Operating expenses:
Research and development	588	998			1,586
Sales and marketing	3,442	632	97	(1)	4,171
General and administrative	2,072	335	(237)		2,170
Total operating expenses	6,102	1,965	(140)		7,927
Loss from operations	(2,794)	(709)	52		(3,451)

Other income (expense), net	(148)	7			(141)
Loss before provision for income taxes	(2,942)	(702)	52		(3,592)

Provision for income taxes	-	(179)			(179)
Net loss	$(2,942)	$(881)	$52		$(3,771)

Net income attributed to non-controlling interest	-	82

Net loss attributed to Selectica, Inc	$(2,942)	$(799)	$52		$(3,771)
Redeemable preferred stock accretion	1,000	-			3,513

Net loss attributable to common stockholders	$(3,942)	$(799)	$52		$(7,284)

Basic and diluted net loss per common share attributable to common stockholders	$(0.32)	$-			$(0.41)

Weighted-average shares of common stock used in computing basic and diluted net loss per share attributable to common stockholders	9,182	-			9,182

(1) To recognize amortization expense related to identified intangible assets recognized as part of the purchase price allocation.

(2) To reduce revenue that is equivalent to the monthly amortization of deferred revenue adjustment.

Selectica, Inc. Unaudited Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheets

June 30, 2015

	Historical Statement of
(in thousands)	Operations Information		Pro Forma
	Selectica, Inc.	b-pack, SAS	Adjustments	Notes		Combined
ASSETS
Current assets
Cash and cash equivalents	$11,262	$748	$(1,056)	(1)		$10,954
Accounts receivable, net of allowance for doubtful accounts	4,861	1,549	-			6,410
Restricted cash	34	-	-			34
Prepaid expenses and other current assets	1,561	117	-			1,678
Total current assets	17,718	2,414	(1,056)			19,076

Property and equipment, net	224	54	-			278
Capitalized software	2,493	-	-			2,493
Other assets	495	267	-			762
Goodwill	7,702	-	7,629	(2)		15,331
Intangibles, net	6,104	-	3,310	(3)		9,414
Deferred income tax assets	-	246	-			246
Total assets	$34,736	$2,981	$9,883			$47,600

LIABILITIES AND EQUITY
Current liabilities
Credit facility	$6,857	$25				$6,882
Accounts payable	1,593	260				1,853
Accrued payroll and related liabilities	1,320	868				2,188
Other accrued liabilities	1,708	255	-	(4)		1,963
COFACE liability, current	-	433				433
Deferred tax libility	-	-	1,155			1,155
Deferred revenue	8,233	1,110	(241)	(5)		9,102
Total current liabilities	19,711	2,951	914			23,576

Long-term deferred revenue	15	-				15
Convertible note, net of debt discount	2,905	-				2,905
Other long-term liabilities	162	45				207
Total liabilities	22,793	2,996	914			26,703

Equity (deficit):
Common stock	5	696	(696)	(6)		5
Additional paid-in capital	303,626	67	7,888	(6)		311,581
Accumulated other comprehensive loss	-	(267)				(267)
Treasury stock at cost	(472)	-	-			(472)
Accumulated deficit	(291,216)	(958)	2,105	(5	),(6)	(290,069)
Total stockholders’ equity	11,943	(462)	9,298			20,778

Non-controlling interest	-	447	(328)	(4)		119
Total equity	11,943	(15)	8,969			20,897

Total liabilities and equity	$34,736	$2,981	$9,883			$47,600

(1) To reflect the use of the Company’s cash on hand to fund a portion of the acquisition and to eliminate cash at b-pack excluded from the acquisition.

(2) To record preliminary goodwill resulting from the b-pack acquisition.

(3) To record identifiable intangible assets related to the b-pack acquisition. The identifiable intangible assets attributable to the acquisition are comprised of the following:

	Estimated Fair Value	Estimated Useful life (Years)	Estimated amortization expense
Customer Relationship	$1,550	4	$388
Developed Technology	1,760	5	$352
	$3,310		$740

(4) To recognize non-controlling interest for the portion of equity ownership in a subsidiary not attributable to Selectica, Inc.

(5) Deferred Revenue adjustment at the acquisition date.

(6) To eliminate b-pack’s historical equity balances as of July 30, 2015 and to record Issuance of common stock to b-pack Founders at July 31, 2015 - 1,841,244 Common Stock, par value $0.0001 at $4.32

(10) The purchase price is calculated as follows (dollars in thousands, except number of shares and per share amount):

Cash paid	$1,056
Common stock issued	1,841,244
SLTC common stock strike price	$4.32
Total stock value	$7,954

Total purchase price	9,010

b-pack, Inc.

Unaudited preliminary Balance Sheet as of July 30, 2015

ASSETS	July 31, 2015
Current assets
Cash and cash equivalents	$653,017
Accounts receivable	2,076,916
Prepaid expenses and other current assets	104,625
Deferred income tax	258,958
Total current assets	3,093,516

Goodwill	7,629,168
Intangibles	3,310,000
Other assets	261,065
Total assets	$14,293,749

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$(288,659)
Accrued payroll and related benefits	(1,028,419)
COFACE loan	(427,447)
Deferred revenue	(868,000)
Accrued expenses	(208,969)
VAT payable	(270,571)
Deferred tax liability	(1,155,041)
Total current liabilities	$(4,247,106)

Non controlling interest	119,000

Net Assets Acquired	$10,046,643

Purchase Price Consideration
Cash paid	$1,056,017
Common stock issued	$7,954,174
Total purchase price	$9,010,191
Acquired	99%